Exhibit 99



                      CAPITAL MARKETS ASSURANCE CORPORATION

                              FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 and 1993

                   (With Independent Auditors' Report Thereon)

                      [LETTERHEAD OF KPMG PEAT MARWICK LLP]

                          Independent Auditors' Report


The Board of Directors
Capital Markets Assurance Corporation:


We have audited the accompanying balance sheets of Capital Markets Assurance Corporation as of December 31, 1995 and 1994 and the related statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Markets Assurance Corporation as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in note 2, the Company changed its method of accounting for investments to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," at December 31, 1993.




/S/ KPMG Peat Marwick LLP
New York, New York
January 25, 1996

                     Capital Markets Assurance Corporation
                                 Balance Sheets
                             (Dollars in Thousands)


                                     ASSETS

                                                    December 31      December 31
                                                        1995             1994
--------------------------------------------------------------------------------
Investments:

Bonds at fair value (amortized cost $210,651
     at December 31, 1995 and $178,882
     at December 31, 1994)                            $215,706         172,016

Short-term investments (at amortized cost
which approximates fair value)                          68,646           2,083

Mutual funds at fair value (cost $16,434
at December 31, 1994)                                        -          14,969
--------------------------------------------------------------------------------
   Total investments                                   284,352         189,068
--------------------------------------------------------------------------------
Cash                                                       344              85

Accrued investment income                                3,136           2,746

Deferred acquisition costs                              35,162          24,860

Premiums receivable                                      3,540           3,379

Prepaid reinsurance                                     13,171           5,551

Other assets                                             3,428           3,754
--------------------------------------------------------------------------------
   Total assets                                       $343,133         229,443
================================================================================

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:

Unearned premiums                                         $45,767     25,905

Reserve for losses and loss adjustment expenses             6,548      5,191

Ceded reinsurance                                           2,469      1,497

Accounts payable and other accrued expenses                10,844     10,372

Current income taxes                                          136          -

Deferred income taxes                                      11,303      3,599
--------------------------------------------------------------------------------
   Total liabilities                                       77,067     46,564
--------------------------------------------------------------------------------
Stockholder's Equity:

Common stock                                               15,000     15,000

Additional paid-in capital                                205,808    146,808

Unrealized appreciation (depreciation) on investments,
net of tax                                                  3,286     (5,499)

Retained earnings                                          41,972     26,570
--------------------------------------------------------------------------------
   Total stockholder's equity                             266,066    182,879
--------------------------------------------------------------------------------
   Total liabilities and stockholder's equity            $343,133    229,443
================================================================================
                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                              Statements of Income
                             (Dollars in thousands)





                                     Year Ended     Year Ended     Year Ended
                                    December 31,   December 31,    December 31,
                                        1995          1994            1993
--------------------------------------------------------------------------------
Revenues:
Direct premiums written                $56,541        43,598         24,491

Assumed premiums written                   935         1,064            403

Ceded premiums written                 (15,992)      (11,069)         (3,586)
--------------------------------------------------------------------------------
   Net premiums written                 41,484        33,593         21,308

Increase in unearned premiums          (12,242)      (10,490)         (3,825)
--------------------------------------------------------------------------------
   Net premiums earned                  29,242        23,103         17,483

Net investment income                   11,953        10,072         10,010

Net realized capital gains               1,301            92          1,544

Other income                             2,273           120            354
--------------------------------------------------------------------------------
   Total revenues                       44,769        33,387         29,391
--------------------------------------------------------------------------------


Expenses:

Losses and loss adjustment expenses      3,141         1,429            902

Underwriting and operating expenses     13,808        11,833         11,470

Policy acquisition costs                 7,203         4,529          2,663
--------------------------------------------------------------------------------
   Total expenses                       24,152        17,791         15,035
--------------------------------------------------------------------------------
   Income before income taxes           20,617        15,596         14,356
--------------------------------------------------------------------------------

Income Taxes:

Current income tax                       2,113           865          1,002

Deferred income tax                      3,102         2,843          2,724
--------------------------------------------------------------------------------
   Total income taxes                    5,215         3,708          3,726
--------------------------------------------------------------------------------
   NET INCOME                          $15,402        11,888         10,630
================================================================================

                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                       Statements of Stockholder's Equity
                             (Dollars in thousands)




                                      Year Ended     Year Ended      Year Ended
                                     December 31,   December 31,    December 31,
                                        1995           1994             1993
--------------------------------------------------------------------------------
Common stock:

Balance at beginning of period        $15,000         15,000           15,000
--------------------------------------------------------------------------------
   Balance at end of period            15,000         15,000           15,000
--------------------------------------------------------------------------------
Additional paid-in capital:

Balance at beginning of period        146,808        146,808          146,808

Paid-in capital                        59,000              -                -
--------------------------------------------------------------------------------
   Balance at end of period           205,808        146,808          146,808
--------------------------------------------------------------------------------

Unrealized (depreciation) appreciation
on investments, net of tax:

Balance at beginning of period         (5,499)         3,600                -

Unrealized appreciation
(depreciation) on investments           8,785         (9,099)           3,600
--------------------------------------------------------------------------------
   Balance at end of period             3,286         (5,499)           3,600
--------------------------------------------------------------------------------

Retained earnings:

Balance at beginning of period         26,570         14,682            4,052

Net income                             15,402         11,888           10,630
--------------------------------------------------------------------------------
   Balance at end of period            41,972         26,570           14,682
--------------------------------------------------------------------------------

   Total stockholder's equity        $266,066        182,879          180,090
================================================================================

                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                            Statements of Cash Flows
                              (Dollar in thousands)



                                      Year Ended     Year Ended      Year Ended
                                     December 31,   December 31,    December 31,
                                        1995           1994             1993
--------------------------------------------------------------------------------
Cash flows from operating activities:

Net income                            $  15,402       11,888          10,630
                                                                   ---------
Adjustments to reconcile net
income to net cash provided
(used) by operating activities:

   Reserve for losses
   and loss adjustment expenses           1,357        1,429             902

   Unearned premiums                     19,862       15,843           4,024

   Deferred acquisition costs           (10,302)      (9,611)         (9,815)

   Premiums receivable                     (161)      (2,103)           (432)

   Accrued investment income               (390)        (848)           (110)

   Income taxes payable                   3,621        2,611           2,872

   Net realized capital gains            (1,301)         (92)         (1,544)

   Accounts payable and other accrued
   expenses                                 472        3,726           1,079

   Prepaid reinsurance                   (7,620)      (5,352)           (199)

   Other, net                               992          689           1,201
                                       --------      -------        --------
         Total adjustments                6,530        6,292          (2,022)
                                       --------      -------        --------
   Net cash provided by
   operating activities                  21,932       18,180           8,608
                                       --------      -------        --------
Cash flows from investing activities:

Purchases of investments               (158,830)     (77,980)       (139,061)

Proceeds from sales of investments       49,354       39,967          24,395

Proceeds from maturities
of investments                           28,803       19,665         106,042
                                       --------      -------        --------
   Net cash used in
   investing activities                 (80,673)     (18,348)         (8,624)
                                       --------      -------        --------
Cash flows from financing activities:

Capital contribution                     59,000           --              --
                                       --------      -------        --------
   Net cash provided by
   financing activities                  59,000           --              --
                                       --------      -------        --------
Net increase (decrease) in cash             259         (168)            (16)

Cash balance at beginning of period          85          253             269
                                       --------      -------        --------
   Cash balance at end of period      $     344           85             253
                                       ========      =======        ========
Supplemental disclosure of cash flow
information:

Income taxes paid                     $   1,450        1,063             833
                                       ========      =======        ========

                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements

1) Background
     Capital Markets Assurance Corporation ("CapMAC" or "the Company") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly-owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in 50 states in addition to the District of Columbia, the
     Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

     CapMAC's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by S&P Ratings Group ("S&P"), "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps"), and "AAA" by Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2) Significant Accounting Policies
     Significant accounting policies used in the preparation of the accompanying financial statements are as follows:

     a)   Basis of Presentation
          The accompanying financial statements are prepared on the basis of generally accepted accounting principles ("GAAP"). Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities.

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes the most significant estimates relate to deferred acquisition costs, reserve for losses and loss adjustment expenses and disclosures of financial guarantees outstanding. Actual results could differ from those estimates.

     b)   Investments
          At December 31, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Under SFAS No. 115, the Company can classify its debt and marketable equity securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the securities until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale. As of December 31, 1995 and 1994, all of the Company's securities have been classified as available-for-sale.

          Available-for-sale securities are recorded at fair value. Fair value is based upon quoted market prices. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements

          component  of  stockholder's  equity  until  realized.   Transfers  of
          securities between categories are recorded at fair value at the date of transfer.

          A decline in the fair value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

          Short-term investments are those investments having a maturity of less than one year at purchase date. Short-term investments are carried at amortized cost which approximates fair value.

          Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the FIFO (first-in, first-out) method for determining the cost of securities sold.

     c)   Revenue Recognition
          Premiums which are payable monthly to CapMAC are reflected in income when due, net of amounts payable to reinsurers. Premiums which are payable quarterly, semi-annually or annually are reflected in income, net of amounts payable to reinsurers, on an equal monthly basis over the corresponding policy term. Premiums that are collected as a single premium at the inception of the policy and have a term longer than one year are earned, net of amounts payable to reinsurers, by allocating premium to each bond maturity based on the principal amount and earning it straight-line over the term of each bond maturity. For the year ended December 31, 1995, 91% of net premiums earned were attributable to premiums payable in installments and 9% were attributable to premiums collected on an upfront basis.

     d)   Deferred Acquisition Costs
          Certain costs incurred by CapMAC, which vary with and are primarily related to the production of new business, are deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes. The deferred acquisition costs are amortized over the period in proportion to the related premium earnings. The actual amount of premium earnings may differ from projections due to various factors such as renewal or early termination of insurance contracts or different run-off patterns of exposure resulting in a corresponding change in the amortization pattern of the deferred acquisition costs.

     e)   Reserve for Losses and Loss Adjustment Expenses
          The reserve for losses and loss adjustment expenses consists of a Supplemental Loss Reserve ("SLR") and a case basis loss reserve. The SLR is established based on expected levels of defaults resulting from credit failures on currently insured issues. This SLR is based on estimates of the portion of earned premiums required to cover those claims.

          A case basis loss reserve is established for insured obligations when, in the judgement of management, a default in the timely payment of debt service is imminent. For defaults considered temporary, a case

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements

          basis loss reserve is established in an amount equal to the present value of the anticipated defaulted debt service payments over the expected period of default. If the default is judged not to be temporary, the present value of all remaining defaulted debt service payments is recorded as a case basis loss reserve. Anticipated salvage recoveries are considered in establishing case basis loss reserves when such amounts are reasonably estimable.

          Management believes that the current level of reserves is adequate to cover the estimated liability for claims and the related adjustment expenses with respect to financial guaranties issued by CapMAC. The establishment of the appropriate level of loss reserves is an inherently uncertain process involving numerous estimates and subjective judgments by management, and therefore there can be no assurance that losses in CapMAC's insured portfolio will not exceed the loss reserves.

     f)   Depreciation
          Leasehold improvements, furniture and fixtures are being depreciated over the lease term or useful life, whichever is shorter, using the straight-line method.

     g)   Income Taxes
          Deferred income taxes are provided with respect to temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     h)   Reclassifications
          Certain prior year balances have been reclassified to conform to the current year presentation.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements

3)   Insured Portfolio
     At December 31, 1995 and 1994, the principal amount of financial obligations insured by CapMAC was $16.9 billion and $11.6 billion, respectively, and net of reinsurance (net principal outstanding), was $12.6 billion and $9.4 billion, respectively, with a weighted average life of 6.0 years and 5.0 years, respectively. CapMAC's insured portfolio was broadly diversified by geographic distribution and type of insured obligations, with no single insured obligation in excess of statutory single risk limits, after giving effect to any reinsurance and collateral, which are a function of CapMAC's statutory qualified capital (the sum of statutory capital and surplus and mandatory contingency reserve). At December 31, 1995 and 1994, the statutory qualified capital was approximately $240 million and $170 million, respectively.

                                                            Net Principal Outstanding
                                            -----------------------------------------------------------
                                                December 31, 1995                   December 31, 1994
                                            ----------------------------    ---------------------------
Type of Obligations Insured ($ in millions)  Amount                %           Amount              %
-------------------------------------------------------------------------------------------------------
Consumer receivables                         $6,959              55.1          $4,740            50.4
Trade and other corporate
obligations                                   4,912              38.9           4,039            43.0
Municipal/government
obligations                                     757               6.0             618             6.6
------------------------------------------------------------------------------------------------------
   Total                                    $12,628             100.0          $9,397           100.0
======================================================================================================

     At December 31, 1995, approximately 85% of CapMAC's insured portfolio was comprised of structured asset-backed transactions. Under these structures, a pool of assets covering at least 100% of the principal amount guaranteed under its insurance contract is sold or pledged to a special purpose bankruptcy remote entity. CapMAC's primary risk from such insurance contracts is the impairment of cash flows due to delinquency or loss on the underlying assets. CapMAC, therefore, evaluates all the factors affecting past and future asset performance by studying historical data on losses, delinquencies and recoveries of the underlying assets. Each transaction is reviewed to ensure that an appropriate legal structure is used to protect against the bankruptcy risk of the originator of the assets. Along with the legal structure, an additional level of first loss protection is also created to protect against losses due to credit or dilution. This first level of loss protection is usually available from reserve funds, excess cash flows, overcollateralization, or recourse to a third party. The level of first loss protection depends upon the historical losses and dilution of the underlying assets, but is typically several times the normal historical loss experience for the underlying type of assets.

     During 1995, the Company sold without recourse its interest in potential cash flows from transactions included in its insured portfolio and recognized $2,200,000 of income which has been included in other income in the accompanying financial statements.

     The following entities each accounted for, through referrals and otherwise, 10% or more of total revenues for each of the periods presented:

             Year Ended                                Year Ended                                    Year Ended
         December 31, 1995                          December 31, 1994                             December 31, 1993
--------------------------------------    -------------------------------------     ---------------------------------------------
                                % of                                     % of                                              % of
Name                        Revenues        Name                     Revenues         Name                             Revenues
--------------------------------------    -------------------------------------     ---------------------------------------------
Citicorp                        15.2        Citicorp                     16.3         Citicorp                             13.7
                                                                                      Merrill Lynch & Co.                  14.1

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements



4)   Investments
     At December 31, 1995 and 1994, all of the Company's investments were classified as available-for-sale securities. The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value for available-for-sale securities by major security type at December 31, 1995 and 1994 were as follows ($ in thousands):

December 31, 1995
-------------------------------------------------------------------------------------------------
                                                              Gross          Gross      Estimated
                                              Amortized     Unrealized     Unrealized     Fair
Securities Available-for-Sale                    Cost          Gains         Losses       Value
-------------------------------------------------------------------------------------------------
U.S. Treasury obligations                       $4,153          55             -          4,208

Mortgage-backed securities of
U.S. government instrumentalities
and agencies                                   100,628          313           79        100,862

Obligations of states, municipalities
and political subdivisions                     166,010        4,809           82        170,737

Corporate and asset-backed
securities                                       8,506           45            6          8,545
-------------------------------------------------------------------------------------------------
   Total                                      $279,297        5,222          167        284,352
=================================================================================================


December 31, 1994
-------------------------------------------------------------------------------------------------
                                                              Gross          Gross      Estimated
                                              Amortized     Unrealized     Unrealized     Fair
Securities Available-for-Sale                    Cost          Gains         Losses       Value
-------------------------------------------------------------------------------------------------
U.S. Treasury obligations                    $   4,295            -          153          4,142

Mortgage-backed securities of U.S.
government instrumentalities and
agencies                                        40,973            -        2,986         37,987

Obligations of states, municipalities
and political subdivisions                     128,856          364        3,994        125,226

Corporate and asset-backed
securities                                       6,841           15          112          6,744

Mutual funds                                    16,434            -        1,465         14,969
-----------------------------------------------------------------------------------------------
   Total                                      $197,399          379        8,710        189,068
===============================================================================================

     The Company's investment in mutual funds in 1994 represents an investment in an open-end management investment company which invests primarily in investment-grade fixed-income securities denominated in foreign and United States currencies.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


     The amortized cost and estimated fair value of investments in debt securities at December 31, 1995 by contractual maturity are shown below ($ in thousands):

         December 31, 1995
--------------------------------------------------------------------------------
                                             Amortized                Estimated
Securities Available-for-Sale                     Cost               Fair Value
--------------------------------------------------------------------------------
Less than one year to maturity            $      5,569                    5,572
One to five years to maturity                   37,630                   38,553
Five to ten years to maturity                   99,567                  102,264
Greater than ten years to maturity              35,903                   37,101
--------------------------------------------------------------------------------
     Sub-total                                 178,669                  183,490
Mortgage-backed securities                     100,628                  100,862
--------------------------------------------------------------------------------
         Total                            $    279,297                  284,352
================================================================================

     Actual maturities may differ from contractual maturities because borrowers may call or prepay obligations with or without call or prepayment penalties.

     Proceeds from sales of investment securities were approximately $49 million, $40 million and $24 million in 1995, 1994 and 1993, respectively. Gross realized capital gains of $1,320,000, $714,000 and $1,621,000, and gross realized capital losses of $19,000, $622,000 and $77,000 were realized on those sales for the years ended December 31, 1995, 1994 and 1993, respectively.

     Investments include bonds having a fair value of approximately $3,985,000 and $3,873,000 (amortized cost of $3,970,000 and $4,011,000) which are on deposit at December 31, 1995 and 1994, respectively, with state regulators as required by law.

     Investment income is comprised of interest and dividends, net of related expenses, and is applicable to the following sources:

                               Year Ended        Year Ended          Year Ended
$ in thousands                December 31,      December 31,        December 31,
                                1995                1994               1993
--------------------------------------------------------------------------------

Bonds                          $ 11,105            9,193               7,803

Short-term investments            1,245              484                 572

Mutual funds                       (162)             579               1,801

Investment expenses                (235)            (184)               (166)
--------------------------------------------------------------------------------

  Total                        $ 11,953           10,072              10,010
================================================================================

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


         The   change   in    unrealized    appreciation    (depreciation)    on
         available-for-sale securities is included in a separate component of stockholder's equity as shown below:


                                                    Year Ended      Year Ended
$ in thousands                                      December 31,    December 31,
                                                       1995            1994
--------------------------------------------------------------------------------
Balance at beginning of period                       $(5,499)          3,600

Change in unrealized appreciation (depreciation)      13,386         (13,786)

Income tax effect                                     (4,601)          4,687
--------------------------------------------------------------------------------
Net change                                             8,785          (9,099)
--------------------------------------------------------------------------------
   Balance at end of period                           $3,286          (5,499)
--------------------------------------------------------------------------------
     No single issuer, except for investments in U.S. Treasury and U.S. government agency securities, exceeds 10% of stockholder's equity as of December 31, 1995.

5)   Deferred Acquisition Costs
     The following table reflects acquisition costs deferred by CapMAC and amortized in proportion to the related premium earnings:


                                    Year Ended      Year Ended      Year  Ended
                                   December 31,     December 31,    December 31,
$ in thousands                        1995             1994            1993
--------------------------------------------------------------------------------
Balance at beginning of period       $24,860          15,249           5,434

Additions                             17,505          14,140          12,478

Amortization (policy
acquisition costs)                    (7,203)         (4,529)         (2,663)
--------------------------------------------------------------------------------

  Balance at end of period           $35,162          24,860          15,249
================================================================================

6)   Employee Benefits

     On June 25, 1992, CapMAC entered into a Service Agreement with CapMAC Financial Services, Inc. ("CFS"), which was then a newly formed wholly-owned subsidiary of Holdings. Under the Service Agreement, CFS has agreed to provide various services, including underwriting, reinsurance, data processing and other services to CapMAC in connection with the operation of CapMAC's insurance business. CapMAC pays CFS an arm's length fee for providing such services, but not in excess of CFS's cost for such services. CFS incurred, on behalf of CapMAC, total compensation expenses, excluding bonuses, of $13,484,000, $11,081,000 and $9,789,000 in 1995, 1994
     and 1993, respectively.

     CFS maintains an incentive compensation plan for its employees. The plan is an annual discretionary bonus award based upon Holdings' and an individual's performance. CFS also has a health and welfare plan and a 401(k) plan to cover substantially all of its employees. CapMAC reimburses CFS for all out-of-pocket expenses incurred by CFS in providing services to CapMAC, including awards given under the incentive compensation plan and benefits provided under the health and welfare plan. For the years ended December 31, 1995, 1994 and 1993, the Company had provided approximately $7,804,000, $5,253,000 and $3,528,000, respectively, for the annual discretionary bonus plan.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements



     On June 25, 1992, certain officers of CapMAC were granted 182,633 restricted stock units ("RSU") at $13.33 a share in respect of certain deferred compensation. On December 7, 1995, the RSU's were converted to cash in the amount of approximately $3.7 million, and such officers agreed to defer receipt of such cash amount in exchange for receiving the same number of new shares of restricted stock of Holdings as the number of RSU's such officers previously held. The cash amount will be held by Holdings and invested in accordance with certain guidelines. Such amount, including the investment earnings thereon, will be paid to each officer upon the occurrence of certain events but no later than December, 2000.

7)   Employee Stock Ownership Plan
     On June 25, 1992, Holdings adopted an Employee Stock Ownership Plan ("ESOP") to provide its employees the opportunity to obtain beneficial interests in the stock of Holdings through a trust (the "ESOP Trust"). The ESOP Trust purchased 750,000 shares at $13.33 per share of Holdings' stock. The ESOP Trust financed its purchase of common stock with a loan from
     Holdings in the amount of $10 million. The ESOP loan is evidenced by a promissory note delivered to Holdings. An amount representing unearned employee compensation, equivalent in value to the unpaid balance of the ESOP loan, is recorded as a deduction from stockholder's equity (unallocated ESOP shares).

     CFS is required to make contributions to the ESOP Trust, which enables the ESOP Trust to service its loan to Holdings. The ESOP expense is calculated using the shares allocated method. Shares are released for allocation to the participants and held in trust for the employees based upon the ratio of the current year's principal and interest payment to the sum of principal and interest payments estimated over the life of the loan. As of December 31, 1995 approximately 262,800 shares were allocated to the participants. Compensation expense related to the ESOP was approximately $2,087,000, $2,086,000 and $1,652,000 for the years ended December 31,
     1995, 1994 and 1993, respectively.

8)   Reserve for Losses and Loss Adjustment Expenses
     The reserve for losses and loss adjustment expenses consists of a case basis loss reserve and the SLR.

     In 1995 CapMAC incurred its first claim on a financial guaranty policy. Based on its current estimate, the Company expects the aggregate amount of claims and related expenses not to exceed $2.7 million, although no assurance can be given that such claims and related expenses will not exceed that amount. Such loss amount was covered through a recovery under a quota share reinsurance agreement of $0.2 million and a reduction in the SLR of $2.5 million. The portion of such claims and expenses not covered under the quota share agreement is being funded through payments to CapMAC from the Lureco Trust Account (see note 12).

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


     The following is a summary of the activity in the case basis loss reserve account and the components of the liability for losses and loss adjustment expenses ($ in thousands):

Case Basis Loss Reserve:
Net balance at January 1, 1995                                    $            -
--------------------------------------------------------------------------------

Incurred related to:
   Current year                                                            2,473
   Prior years                                                                 -
--------------------------------------------------------------------------------
Total incurred                                                             2,473
--------------------------------------------------------------------------------

Paid incurred to:
   Current year                                                            1,853
   Prior years                                                                 -
--------------------------------------------------------------------------------
Total paid                                                                 1,853
--------------------------------------------------------------------------------
Balance at December 31, 1995                                                 620
--------------------------------------------------------------------------------
Reinsurance recoverable                                                       69
--------------------------------------------------------------------------------
Supplemental loss reserve                                                  5,859
--------------------------------------------------------------------------------
Total                                                             $        6,548
================================================================================


9)   Income Taxes
     Pursuant to a tax sharing agreement with Holdings, the Company is included in Holdings' consolidated U.S. Federal income tax return. The Company's annual Federal income tax liability is determined by computing its pro rata share of the consolidated group Federal income tax liability.

     Total income tax expense differed from the amount computed by applying the U.S. Federal income tax rate of 35% in 1995 and 34% in 1994 and 1993:


                                           Year Ended             Year Ended           Year  Ended
                                       December 31, 1995      December 31, 1994     December 31, 1993
                                       -----------------      -----------------     -----------------
$ in thousands                           Amount        %        Amount        %       Amount        %
-----------------------------------------------------------------------------------------------------
Expected tax expense
computed at the statutory rate        $   7,216     35.0       $ 5,303     34.0      $ 4,881     34.0

Increase (decrease) in tax resulting from:

   Tax-exempt interest                   (2,335)   (11.3)       (1,646)   (10.6)      (1,140)   (7.9)

   Other, net                               334      1.6            51      0.4          (15)   (0.1)
-----------------------------------------------------------------------------------------------------

       Total income tax
   expense                            $   5,215     25.3       $ 3,708     23.8      $ 3,726     26.0
=====================================================================================================

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements

The tax effects of temporary differences that give rise to significant portions of the deferred Federal income tax liability are as follows:

$in thousands                           December 31, 1995      December 31, 1994
--------------------------------------------------------------------------------
Deferred tax assets:
Unrealized capital
     losses on investments                   $      -                 (2,833)
Deferred compensation                          (1,901)                (1,233)
Losses and loss adjustment expenses            (1,002)                  (936)
Unearned premiums                                (852)                  (762)
Other, net                                        (98)                  (228)
--------------------------------------------------------------------------------
     Total gross deferred tax assets           (3,853)                (5,992)
--------------------------------------------------------------------------------
Deferred tax liabilities:
Deferred acquisition costs                     12,307                  8,453
Unrealized capital gains on investments         1,769                      -
Deferred capital gains on investments             654                    726
Other, net                                        426                    412
--------------------------------------------------------------------------------
     Total gross deferred tax liabilities      15,156                  9,591
--------------------------------------------------------------------------------
     Net deferred tax liability               $11,303                  3,599
--------------------------------------------------------------------------------

A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Management believes that the deferred tax assets will be fully realized in the future


10)  Insurance Regulatory Restrictions

     CapMAC is subject to insurance regulatory requirements of the State of New York and other states in which it is licensed to conduct business. Generally, New York insurance laws require that dividends be paid from earned surplus and restrict the amount of dividends in any year that may be paid without obtaining approval for such dividends from the Superintendent of Insurance to the lower of (i) net investment income as defined or (ii) 10% of statutory surplus as of December 31 of the preceding year. No dividends were paid by CapMAC to Holdings during the years ended December 31, 1995, 1994 and 1993. No dividends could be paid during these periods because CapMAC had negative earned surplus. Statutory surplus at December 31, 1995 and 1994 was approximately $195,018,000 and $139,739,000, respectively. Statutory surplus differs from stockholder's equity determined under GAAP principally due to the mandatory contingency reserve required for statutory accounting purposes and differences in accounting for investments, deferred acquisition costs, SLR and deferred taxes provided under GAAP. Statutory net income was $9,000,000, $4,543,000 and $4,528,000 for the years ended December 31, 1995, 1994 and 1993, respectively. Statutory net income differs from net income determined under GAAP principally due to deferred acquisition costs, SLR and deferred income taxes.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


11)  Commitments and Contingencies
     On January 1, 1988, the Company assumed from Citibank, N.A. the obligations of a sublease agreement for space occupied in New York. On November 21, 1993, the sublease was terminated and a new lease was negotiated which expires on November 20, 2008. CapMAC has a lease agreement for its London office beginning October 1, 1992 and expiring October 1, 2002. As of December 31, 1995, future minimum payments under the lease agreements are as follows:

$ in thousands                                                           Payment
--------------------------------------------------------------------------------
1996                                                                  $    2,255
1997                                                                       2,948
1998                                                                       3,027
1999                                                                       3,476
2000 and thereafter                                                       36,172
--------------------------------------------------------------------------------

   Total                                                              $   47,878
================================================================================

     Rent expense, commercial rent taxes and electricity for the years ended December 31, 1995, 1994 and 1993 amounted to $1,939,000, $2,243,000 and
     $2,065,000, respectively.

     CapMAC has available a $100,000,000 standby corporate liquidity facility (the "Liquidity Facility") provided by a consortium of banks, headed by Bank of Montreal, as agent, which is rated "A-1+" and "P-1" by S&P and Moody's, respectively. Under the Liquidity Facility, CapMAC will be able, subject to satisfying certain conditions, to borrow funds from time to time in order to enable it to fund any claim payments or payments made in settlement or mitigation of claim payments under its insurance contracts. For the years ended December 31, 1995, 1994 and 1993, no draws had been made under the Liquidity Facility.

12)  Reinsurance
     In the ordinary course of business, CapMAC cedes exposure under various treaty, pro rata and excess of loss reinsurance contracts primarily designed to minimize losses from large risks and protect the capital and surplus of CapMAC.

     The effect of reinsurance on premiums written and earned was as follows:


                                                 Years Ended December 31
                        --------------------------------------------------------------------------

                                  1995                      1994                     1993
                        ------------------------   ----------------------   ----------------------

$ in thousands               Written      Earned      Written      Earned     Written     Earned
--------------------------------------------------------------------------------------------------
Direct                    $   56,541      36,853       43,598      28,561      24,491     20,510

Assumed                          935         761        1,064         258         403        364

Ceded                        (15,992)     (8,372)     (11,069)     (5,716)     (3,586)    (3,391)
--------------------------------------------------------------------------------------------------
Net Premiums              $   41,484      29,242       33,593      23,103      21,308     17,483
==================================================================================================

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


     Although the reinsurance of risk does not relieve the ceding insurer of its original liability to its policyholders, it is the industry practice of insurers for financial statement purposes to treat reinsured risks as though they were risks for which the ceding insurer was only contingently liable. A contingent liability exists with respect to the aforementioned reinsurance arrangements which may become a liability of CapMAC in the event the reinsurers are unable to meet obligations assumed by them under the reinsurance contracts. At December 31, 1995 and 1994, CapMAC had ceded loss reserves of $69,000 and $0, respectively and had ceded unearned premiums of $13,171,000 and $5,551,000, respectively.

     In 1994, CapMAC entered into a reinsurance agreement (the "Lureco Treaty") with Luxembourg European Reinsurance LURECO S.A. ("Lureco"), a European-based reinsurer. The agreement is renewable annually at the Company's option, subject to satisfying certain conditions. The agreement reinsured and indemnified the Company for any loss incurred by CapMAC during the agreement period up to the limits of the agreement. The Lureco Treaty provides that the annual reinsurance premium payable by CapMAC to Lureco, after deduction of the reinsurer's fee payable to Lureco, be deposited in a trust account (the "Lureco Trust Account") to be applied by CapMAC, at its option, to offset losses and loss expenses incurred by CapMAC in connection with incurred claims. Amounts on deposit in the Lureco Trust Account which have not been applied against claims are contractually due to CapMAC at the termination of the treaty.

     The premium deposit amounts in the Lureco Trust Account have been reflected as assets by CapMAC during the term of the agreement. Premiums in excess of the deposit amounts have been recorded as ceded premiums in the statements of income. In the 1994 policy year, the agreement provided $5 million of loss coverage in excess of the premium deposit amounts of $2 million retained in the Lureco Trust Account. No losses were applied against the Lureco Trust Account or ceded to the Lureco Treaty in 1994. The agreement was renewed for the 1995 policy year and provides $5 million of loss coverage in excess of the premium deposit amount of $4.5 million retained in the Lureco Trust Account. Additional coverage is provided for losses incurred in excess of 200% of the net premiums earned up to $4 million for any one agreement year. In September 1995, a claim of approximately $2.5 million on an insurance policy was applied against the Lureco Trust Account.

     In addition to its capital (including statutory contingency reserves) and other reinsurance available to pay claims under its insurance contracts, on June 25, 1992, CapMAC entered into a Stop Loss Reinsurance Agreement (the "Stop-loss Agreement") with Winterthur Swiss Insurance Company ("Winterthur") which is rated "AAA" by S&P and "Aaa" by Moody's. At the same time, CapMAC and Winterthur also entered into a Quota Share Reinsurance Agreement (the "Winterthur Quota Share Agreement") pursuant to which Winterthur had the right to reinsure on a quota share basis 10% of each policy written by CapMAC.

     The Winterthur Stop-loss Agreement had an original term of seven years and was renewable for successive one-year periods. In April 1995, Winterthur notified CapMAC that it was canceling the Winterthur Stop-loss Agreement and the Winterthur Quota Share Agreement effective June 30, 1996.

     CapMAC elected to terminate the Winterthur Stop-loss Agreement effective November 30, 1995 and, on the same date, entered into a Stop-loss
     Reinsurance Agreement with Mitsui Marine (the "Mitsui Stop-loss Agreement"). Under the Mitsui Stop-loss Agreement, Mitsui Marine would be

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements


     required to pay any losses in excess of $100 million in the aggregate incurred by CapMAC during the term of the Mitsui Stop-loss Agreement on the insurance policies in effect on December 1, 1995 and written during the one-year period thereafter, up to an aggregate limit payable under the Mitsui Stop-loss Agreement of $50 million. The Mitsui Stop-loss Agreement has a term of seven years and is subject to early termination by CapMAC in certain circumstances.

     The Winterthur Quota Share Agreement was canceled November 30, 1995. On January 1, 1996, CapMAC will reassume the liability, principally unearned premium, for all policies reinsured by Winterthur. As a result, CapMAC will reassume approximately $1.4 billion of principal insured by Winterthur as of December 31, 1995. In connection with the commutation, Winterthur will return the unearned premiums as of December 31, 1995, net of ceding commission and federal excise tax. Such amount is expected to total approximately $2.0 million.

13)  Disclosures About Fair Value of Financial Instruments
     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1995 and 1994. SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                            December 31, 1995          December 31, 1994

                                          Carrying    Estimated     Carrying     Estimated
$ in thousands                              Amount    Fair Value     Amount      Fair Value
-----------------------------------------------------------------------------------------------
Financial Assets:
Investments                               $284,352      284,352      189,068       189,068

Off-Balance-Sheet Instruments:

Financial Guarantees Outstanding          $      -      147,840            -        93,494

Ceding Commission                         $      -       44,352            -        28,048
-----------------------------------------------------------------------------------------------


     The following methods and assumptions were used to estimate the fair value of each class of financial instruments summarized above:

     Investments
     The fair values of fixed maturities and mutual funds are based upon quoted market prices. The fair value of short-term investments approximates amortized cost.

                      Capital Markets Assurance Corporation
                          Notes to Financial Statements

     Financial Guarantees Outstanding

     The fair value of financial guarantees outstanding consists of (1) the current unearned premium reserve, net of prepaid reinsurance and (2) the fair value of installment revenue which is derived by calculating the present value of the estimated future cash inflow to CapMAC of policies in force having installment premiums, net of amounts payable to reinsurers, at a discount rate of 7% at December 31, 1995 and 1994. The amount calculated is equivalent to the consideration that would be paid under market conditions prevailing at the reporting dates to transfer CapMAC's financial guarantee business to a third party under reinsurance and other agreements. Ceding commission represents the expected amount that would be paid to CapMAC to compensate CapMAC for originating and servicing the insurance contracts. In constructing estimated future cash inflows, management makes assumptions regarding prepayments for amortizing asset-backed securities which are consistent with relevant historical experience. For revolving programs, assumptions are made regarding program utilization based on discussions with program users. The amount of installment premium actually realized by the Company could be reduced in the future due to factors such as early termination of insurance contracts, accelerated prepayments of underlying obligations or lower than anticipated utilization of insured structured programs, such as commercial paper conduits. Although increases in future installment revenue due to renewals of existing insurance contracts historically have been greater than reductions in future installment revenue due to factors such as those described above, there can be no assurance that future circumstances might not cause a net reduction in installment revenue, resulting in lower revenues.

14)  Capitalization

     The Company's certificate of incorporation authorizes the issuance of 15,000,000 shares of common stock, par value $1.00 per share. Authorized, issued and outstanding shares at December 31, 1995 and 1994 were 15,000,000 at $1.00 per share.

     In 1995, $59.0 million of the proceeds received by Holdings from the sale of shares in connection with an Initial Public Offering and private placements were contributed to CapMAC.

                      CAPITAL MARKETS ASSURANCE CORPORATION

                              FINANCIAL STATEMENTS

                               September 30, 1996

                                   (Unaudited)

                      Capital Markets Assurance Corporation
                                 Balance Sheets
                             (Dollars in thousands)


                                                ASSETS

                                                                    September 30, 1996
                                                                       (Unaudited)      December 31,1995
--------------------------------------------------------------------------------------------------------
Investments:
Bonds at fair value (amortized cost $283,996 at
September 30, 1996 and $210,651 at December 31, 1995)                $     284,595              215,706
Short-term investments (at amortized cost which
approximates fair value)                                                    23,081               68,646
-------------------------------------------------------------------------------------------------------
   Total investments                                                       307,676              284,352
-------------------------------------------------------------------------------------------------------
Cash                                                                           514                  344
Accrued investment income                                                    3,604                3,136
Deferred acquisition costs                                                  42,350               35,162
Premiums receivable                                                          4,068                3,540
Prepaid reinsurance                                                         17,801               13,171
Other assets                                                                 4,194                3,428
-------------------------------------------------------------------------------------------------------
   Total assets                                                      $     380,207              343,133
=======================================================================================================

                                 LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
Unearned premiums                                                    $      61,410               45,767
Reserve for losses and loss adjustment expenses                              9,602                6,548
Ceded reinsurance                                                            2,455                2,469
Accounts payable and other accrued expenses                                 12,446               10,844
Current income taxes                                                             -                  136
Deferred income taxes                                                       13,608               11,303
-------------------------------------------------------------------------------------------------------
   Total liabilities                                                        99,521               77,067
-------------------------------------------------------------------------------------------------------
Stockholder's Equity:
Common stock                                                                15,000               15,000
Additional paid-in capital                                                 208,475              205,808
Unrealized appreciation on investments, net of tax                             389                3,286
Retained earnings                                                           56,822               41,972
-------------------------------------------------------------------------------------------------------
   Total stockholder's equity                                              280,686              266,066
-------------------------------------------------------------------------------------------------------
   Total liabilities and stockholder's equity                        $     380,207              343,133
=======================================================================================================


                            See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                              Statements of Income
                                   (Unaudited)
                             (Dollars in thousands)




                                                      Three Months Ended        Nine Months Ended
                                                         September 30             September 30
                                                        1996       1995         1996         1995
------------------------------------------------------------------------------------------------------
Revenues:
Direct premiums written                             $   17,206      12,204      49,983        45,042
Assumed premiums written                                     8         102       1,032           925
Ceded premiums written                                  (4,129)     (6,188)    (11,142)      (11,834)
-------------------------------------------------------------------------------------------------------
   Net premiums written                                 13,085       6,118      39,873        34,133
(Increase) decrease in unearned premiums                (3,042)      1,193     (11,014)      (12,418)
-------------------------------------------------------------------------------------------------------
   Net premiums earned                                  10,043       7,311      28,859        21,715
Net investment income                                    4,307       3,013      12,296         8,606
Net realized capital gains (loss)                          (57)        364         111           449
Other income                                                25          14         104            38
-------------------------------------------------------------------------------------------------------
   Total revenues                                       14,318      10,702      41,370        30,808
-------------------------------------------------------------------------------------------------------

Expenses:
Losses and loss adjustment expenses                      1,248         821       3,432         2,279
Underwriting and operating expenses                      3,780       2,563      11,142         9,939
Policy acquisition costs                                 2,126       2,022       6,249         5,481
-------------------------------------------------------------------------------------------------------
   Total expenses                                        7,154       5,406      20,823        17,699
-------------------------------------------------------------------------------------------------------
   Income before income taxes                            7,164       5,296      20,547        13,109
-------------------------------------------------------------------------------------------------------

Income Taxes:
Current federal income tax                               1,027         231       3,008           895
Deferred federal income tax                                718       1,280       2,689         2,256
-------------------------------------------------------------------------------------------------------
   Total income taxes                                    1,745       1,511       5,697         3,151
-------------------------------------------------------------------------------------------------------

   NET INCOME                                       $    5,419       3,785      14,850         9,958
=======================================================================================================


                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                        Statement of Stockholder's Equity
                                   (Unaudited)
                             (Dollars in thousands)




                                                            Nine Months Ended
                                                           September 30, 1996

Common stock:
Balance at beginning of period                                  $   15,000
-----------------------------------------------------------------------------
   Balance at end of period                                         15,000
-----------------------------------------------------------------------------

Additional paid-in capital:
Balance at beginning of period                                     205,808
Capital contribution                                                 2,667
-----------------------------------------------------------------------------
   Balance at end of period                                        208,475
-----------------------------------------------------------------------------
Unrealized (depreciation) appreciation
on investments, net of tax:
Balance at beginning of period                                       3,286
Unrealized depreciation on investments                              (2,897)
-----------------------------------------------------------------------------
   Balance at end of period                                            389
-----------------------------------------------------------------------------


Retained earnings:
Balance at beginning of period                                      41,972
Net income                                                          14,850
-----------------------------------------------------------------------------
   Balance at end of period                                         56,822
-----------------------------------------------------------------------------

   Total stockholder's equity                                   $  280,686
=============================================================================


                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                            Statements of Cash Flows
                                   (Unaudited)
                             (Dollars in thousands)




                                                                    Nine Months Ended     Nine Months Ended
                                                                   September 30, 1996    September 30, 1995
-------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income                                                              $      14,850                 9,958
-------------------------------------------------------------------------------------------------------------
Adjustments to reconcile net income to net
cash provided (used) by operating activities:
   Reserve for losses and loss adjustment expenses                              3,054                 1,474
   Unearned premiums                                                           15,643                17,982
   Deferred acquisition costs                                                  (7,188)               (6,981)
   Premiums receivable                                                           (528)                   81
   Accrued investment income                                                     (468)                   63
   Income taxes payable                                                         2,341                 2,447
   Net realized capital gains                                                    (111)                 (449)
   Accounts payable and other accrued expenses                                  5,445                 3,456
   Prepaid reinsurance                                                         (4,630)               (5,564)
   Other, net                                                                    (381)                2,253
-------------------------------------------------------------------------------------------------------------
         Total adjustments                                                     13,177                14,762
-------------------------------------------------------------------------------------------------------------
    Net cash provided by operating activities                                  28,027                24,720
-------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
Purchases of investments                                                     (154,308)             (109,235)
Proceeds from sale of investments                                              35,388                38,577
Proceeds from maturities of investments                                        91,063                37,361
-------------------------------------------------------------------------------------------------------------
   Net cash used in investing activities                                      (27,857)              (33,297)
-------------------------------------------------------------------------------------------------------------
Cash flows from financing activities:
Paid-in capital                                                                     -                 9,000
-------------------------------------------------------------------------------------------------------------
   Net cash provided by financing activities                                        -                 9,000
-------------------------------------------------------------------------------------------------------------
Net increase in cash                                                              170                   423
Cash balance at beginning of period                                               344                    85
-------------------------------------------------------------------------------------------------------------
   Cash balance at end of period                                        $         514                   508
=============================================================================================================
Supplemental disclosures of cash flow
information:
Income taxes paid                                                       $       3,225                   650
Tax and loss bonds purchased                                            $         131                    54
=============================================================================================================



                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                            Statements of Cash Flows
                                   (Unaudited)
                             (Dollars in thousands)
                      Capital Markets Assurance Corporation
                     Notes to Unaudited Financial Statements
                               September 30, 1996


1.       Background

         Capital Markets Assurance Corporation ("CapMAC") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly-owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

         CapMAC's claims-paying ability is rated triple-A by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., and Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2.       Basis of Presentation

         CapMAC's unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the CapMAC's financial condition, results of operations and cash flows for the periods presented. The results of operations for the nine months ended September 30, 1996 may not be indicative of the results that may be expected for the full year ending December 31, 1996. These financial statements and notes should be read in conjunction with the financial statements and notes included in the audited financial statements of CapMAC as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995.

3.       Reclassifications

         Certain prior period balances have been reclassified to conform to the current period presentation.